                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      AMONG

                                  SOPHEON PLC,

                               SOPHEON CORPORATION

                                       AND

                      TELTECH RESOURCE NETWORK CORPORATION



                          DATED AS OF JANUARY 21, 2000






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                                TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----

ARTICLE I   DEFINITIONS..............................................................2
     SECTION 1.1       Defined Terms.................................................2

ARTICLE II  THE MERGER..............................................................12
     SECTION 2.1       The Merger...................................................12
     SECTION 2.2       Closing......................................................12
     SECTION 2.3       Effective Time...............................................12
     SECTION 2.4       Effect of the Merger.........................................12
     SECTION 2.5       Articles of Incorporation; Bylaws; Directors
                       and Officers of Surviving Corporation........................12

ARTICLE III   CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES....................13
     SECTION 3.1       Conversion of Shares.........................................13
     SECTION 3.2       Exchange of Shares Other than Dissenting Shares..............14
     SECTION 3.3       Treatment of Stock Options...................................16
     SECTION 3.4       Treatment of Warrants........................................16
     SECTION 3.5       Stock Transfer Books.........................................16
     SECTION 3.6       No Fractional Share Certificates.............................17
     SECTION 3.7       Certain Adjustments..........................................17
     SECTION 3.8       Dissenters' Rights...........................................17
     SECTION 3.9       Lost, Stolen or Destroyed Certificates.......................18
     SECTION 3.10      Taking of Necessary Action; Further Action...................18

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF COMPANY..............................18
     SECTION 4.1       Organization and Qualification; Subsidiaries.................18
     SECTION 4.2       Articles of Incorporation and Bylaws.........................19
     SECTION 4.3       Capitalization...............................................19
     SECTION 4.4       Authority Relative to This Agreement.........................20
     SECTION 4.5       No Conflict; Required Filings and Consents...................20
     SECTION 4.6       Permits; Compliance with Laws................................21
     SECTION 4.7       Filings; Financial Statements................................21
     SECTION 4.8       Absence of Certain Changes or Events.........................22
     SECTION 4.9       Employee Benefit Plans, Labor Matters........................23
     SECTION 4.10      Contracts....................................................25
     SECTION 4.11      Litigation...................................................26
     SECTION 4.12      Environmental Matters........................................26
     SECTION 4.13      Intellectual Property........................................26
     SECTION 4.14      Taxes........................................................27
     SECTION 4.15      Insurance....................................................29
     SECTION 4.16      Properties...................................................29


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     SECTION 4.17      Affiliates...................................................30
     SECTION 4.18      Brokers......................................................30
     SECTION 4.19      Board Recommendation.........................................30
     SECTION 4.20      Proxy Statement..............................................30
     SECTION 4.21      Employees and Labor Matters..................................30
     SECTION 4.22      Condition of Assets..........................................31
     SECTION 4.23      Guaranties...................................................31
     SECTION 4.24      Opinion of Financial Advisor.................................31
     SECTION 4.25      Year 2000 Compliance.........................................31
     SECTION 4.26      Takeover Statutes............................................32
     SECTION 4.27      Certain Payments.............................................32
     SECTION 4.28      Customers and Suppliers......................................32
     SECTION 4.29      Interests in Customers and Suppliers.........................32
     SECTION 4.30      Tax Free Reorganization......................................33
     SECTION 4.31      Misrepresentations...........................................34

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF PARENT AND
            MERGER SUB..............................................................34
     SECTION 5.1       Organization and Qualification; Subsidiaries.................34
     SECTION 5.2       Articles of Association; Articles of Incorporation
                       and Bylaws...................................................35
     SECTION 5.3       Capitalization...............................................35
     SECTION 5.4       Authority Relative to This Agreement.........................35
     SECTION 5.5       No Conflict; Required Filings and Consents...................36
     SECTION 5.6       Absence of Certain Changes or Events.........................36
     SECTION 5.7       Filings; Financial Statements................................37
     SECTION 5.8       Litigation...................................................38
     SECTION 5.9       No Prior Activities..........................................38
     SECTION 5.10      Compliance with Laws.........................................38
     SECTION 5.11      Tax Free Reorganization......................................39
     SECTION 5.12      Merger Subsidiary............................................40
     SECTION 5.13      Financing....................................................40

ARTICLE VI    COVENANTS.............................................................41
     SECTION 6.1       Conduct of Business by Company Pending the Closing...........41
     SECTION 6.2       Notices of Certain Events....................................43
     SECTION 6.3       Access to Information; Confidentiality.......................43
     SECTION 6.4       No Solicitation of Transactions..............................43
     SECTION 6.5       Tax-Free Transaction.........................................45
     SECTION 6.6       Control of Operations........................................45
     SECTION 6.7       Purchases of Common Stock of the Other Party.................45
     SECTION 6.8       Further Action; Consents; Filings............................45

ARTICLE VII    ADDITIONAL AGREEMENTS................................................46
     SECTION 7.1       Registration Statement.......................................46
     SECTION 7.2       Stockholders' Meeting........................................47


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     SECTION 7.3       Affiliates...................................................48
     SECTION 7.4       Directors' and Officers' Indemnification.....................48
     SECTION 7.5       [THIS SECTION INTENTIONALLY NOT USED] .......................49
     SECTION 7.6       Public Announcements.........................................49
     SECTION 7.7       Blue Sky.....................................................49
     SECTION 7.8       Employee Matters.............................................49

ARTICLE VIII   CONDITIONS TO THE MERGER.............................................50
     SECTION 8.1       Conditions to the Obligations of Each Party to
                       Consummate the Merger........................................50
     SECTION 8.2       Conditions to the Obligations of Company.....................51
     SECTION 8.3       Conditions to the Obligations of Parent and Merger Sub.......51

ARTICLE IX   TERMINATION, AMENDMENT AND WAIVER......................................53
     SECTION 9.1       Termination..................................................53
     SECTION 9.2       Effect of Termination........................................54
     SECTION 9.3       Amendment....................................................54
     SECTION 9.4       Waiver.......................................................54
     SECTION 9.5       Termination Fee; Expenses....................................55

ARTICLE X   GENERAL PROVISIONS......................................................55
     SECTION 10.1      Non-Survival of Representations and Warranties...............55
     SECTION 10.2      Notices......................................................56
     SECTION 10.3      Severability.................................................56
     SECTION 10.4      Assignment; Binding Effect; Benefit..........................57
     SECTION 10.5      Incorporation of Exhibits....................................57
     SECTION 10.6      Governing Law................................................57
     SECTION 10.7      Waiver of Jury Trial.........................................57
     SECTION 10.8      Headings; Interpretation.....................................57
     SECTION 10.9      Counterparts.................................................57
     SECTION 10.10     Entire Agreement.............................................58
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                                       iii

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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This Agreement and Plan of Merger and Reorganization is dated as of January 21, 2000 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among SOPHEON PLC, a United Kingdom public company limited by shares ("PARENT"), TELTECH RESOURCE NETWORK CORPORATION, a Minnesota corporation ("COMPANY"), and SOPHEON CORPORATION, a Minnesota corporation and a wholly owned subsidiary of Parent ("MERGER SUB").


                              W I T N E S S E T H:

         WHEREAS, the boards of directors of Parent, Merger Sub and Company have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Company with and into Merger Sub, whereby Merger Sub would remain a wholly owned subsidiary of Parent and the separate existence of Company will cease (the "MERGER") and have approved and adopted this Agreement;

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "CODE"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

         WHEREAS, Parent, Merger Sub and the Company are hereby adopting a plan of merger, providing for the merger of Company with and into Merger Sub, with the Merger Sub being the surviving corporation. The Merger will be consummated in accordance with this Agreement upon the filing by the Company and Merger Sub of Articles of Merger with the Minnesota Secretary of State (the "ARTICLES OF MERGER"), such Merger to be consummated as of the Effective Time (as defined below) of the Merger;

         WHEREAS, upon consummation of the Merger, the separate corporate existence of Company shall cease and the Merger Sub, as the surviving corporation in the Merger (hereinafter referred to for the period at and after the Effective Time of the Merger as the "SURVIVING CORPORATION"), shall continue its corporate existence under the Minnesota Business Corporation Act (the "MBCA") and as provided in this Agreement; and

         WHEREAS, the Board of Directors of the Merger Sub and the Company have directed that this Agreement be submitted to a vote of the shareholders in accordance with the MBCA, and Parent, as sole shareholder of Merger Sub, has duly approved this Agreement in accordance with the MBCA.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 DEFINED TERMS. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

         "AFFILIATE" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with the first Person. For purposes of the preceding sentence, the term "control" shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through the ownership of voting securities, by contract or otherwise, whether or not such power is exercised.

         "AFFILIATE AGREEMENT" shall have the meaning set forth in Section 7.3 of this Agreement.

         "AGREEMENT" shall have the meaning set forth in the Preamble of this Agreement.

         "ARTICLES OF MERGER" shall have the meaning set forth in the Recitals and in Section 2.3 of this Agreement.

         "AVERAGE CLOSING PRICE" shall mean the average of the per share daily closing price of the Parent Common Stock on the Alternative Investment Market of London Stock Exchange during the fifteen (15) consecutive trading days ending on the second trading day prior to the Closing. The Average Closing Price, to be used in connection with computing Total Merger Shares and for computations elsewhere in this Agreement, shall be converted to United States dollars from United Kingdom pounds pursuant to the average exchange rate (between such dollars and pounds) during such fifteen (15) consecutive trading day period.

         "AVERAGE COMMON CASH AMOUNT" shall equal a fraction, the numerator of which is the aggregate capital paid in by all holders of Company Common Stock as reflected on the financial statements of Company immediately before the Effective Time and the denominator of which is the total number of shares of Company Common Stock issued and outstanding immediately before the Effective Time multiplied by the Cash Percentage.

         "AVERAGE COMMON STOCK AMOUNT" shall equal a fraction, the numerator of which is the aggregate capital paid in by all holders of Company Common Stock as reflected on the financial statements of Company immediately before the Effective Time and the denominator of which is the total number of shares of Company Common Stock issued and outstanding immediately before the Effective Time multiplied by the sum of 1.00 less the Cash Percentage.

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         "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

         "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law or executive order to close in the City of New York.

         "CASH PERCENTAGE" shall equal a fraction the numerator of which shall equal $14,000,000 plus the aggregate capital paid in to the Company upon the exercise of Company Stock Options or Warrants to purchase shares of Company Capital Stock from and after the date hereof until the Closing, and the denominator of which shall equal the sum of the Total Preference plus the aggregate capital paid in by all holders of Company Common Stock as reflected on the financial statements of Company immediately before the Effective Time.

         "CLOSING" shall have the meaning set forth in Section 2.2 of this Agreement.

         "COBRA" shall have the meaning set forth in Section 4.9(f) of this Agreement.

         "CODE" shall have the meaning set forth in the Recitals of this Agreement.

         "COMMON EXCHANGE RATIO" shall have the meaning set forth in Section 3.1(f) of this Agreement.

         "COMPANY" shall have the meaning set forth in the Preamble of this Agreement.

         "COMPANY BENEFIT PLANS" shall have the meaning set forth in Section 4.9(a) of this Agreement.

         "COMPANY CAPITAL STOCK" shall mean the authorized capital stock of the Company consisting of the Company Common Stock and the Company Preferred Stock.

         "COMPANY CERTIFICATES" shall have the meaning set forth in Section 3.2(c) of this Agreement.

         "COMPANY COMMON STOCK" shall have the meaning set forth in Section 3.1(f) of this Agreement.

         "COMPANY COMPETING TRANSACTION" shall mean any of the following involving Company (other than the Merger):

              (i) any merger, consolidation, share exchange, business combination or other similar transaction;

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              (ii) any sale, lease, exchange, transfer or other disposition of twenty percent (20%) or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

              (iii) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed (other than a group consisting exclusively of those individuals who execute a Company Affiliate Agreement) which beneficially owns or has the right to acquire beneficial ownership of twenty percent (20%) or more of the outstanding voting securities of such party;

              (iv) any solicitation in opposition to the approval of this Agreement by the stockholders of such party; or

              (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

         "COMPANY ERISA AFFILIATE" shall have the meaning set forth in Section 4.9(a) of this Agreement.

         "COMPANY FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 4.7(b) of this Agreement.

         "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect with respect to Company that, individually or in the aggregate (taking into account all other such changes or effects), is materially adverse (a) to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Company and the Company Subsidiaries taken as a whole; (b) to the ability of the Company to perform its obligations under or consummate the transactions contemplated by this Agreement; or (c) and which would or with substantial certainty will, either upon occurrence or over the passage of time, become material and adverse.

         "COMPANY PERMITS" shall have the meaning set forth in Section 4.6 of this Agreement.

         "COMPANY PREFERRED STOCK" shall mean all of Company Series A Stock, Company Series B Stock, Company Series C Stock, Company Series D Stock, and Company Series E Stock.

         "COMPANY SERIES A STOCK" shall have the meaning set forth in Section 3.1(a) of this Agreement.

         "COMPANY SERIES B STOCK" shall have the meaning set forth in Section 3.1(b) of this Agreement.

         "COMPANY SERIES C STOCK" shall have the meaning set forth in Section 3.1(c) of this Agreement.

         "COMPANY SERIES D STOCK" shall have the meaning set forth in Section 3.1(d) of this Agreement.

         "COMPANY SERIES E STOCK" shall have the meaning set forth in Section 3.1(e) of this Agreement.

         "COMPANY STOCK OPTIONS" shall have the meaning set forth in Section 3.3(a) of this Agreement.

         "COMPANY STOCK PLANS" shall mean Company's 1987 Non-qualified Stock Option Plan, 1995 Vendor Stock Option Plan and 1995 Key Employee Non-qualified Stock Option Plan.

         "COMPANY STOCKHOLDERS' MEETING" shall have the meaning set forth in
Section 7.1(a) of this Agreement.

         "COMPANY SUPERIOR PROPOSAL" shall have the meaning set forth in Section
6.4 of this Agreement.

         "COMPANY TERMINATION FEE" shall have the meaning set forth in Section 9.5(b) of this Agreement.

         "COMPANY UNAUDITED INTERIM BALANCE SHEET" shall have the meaning set forth in Section 4.7(b) of this Agreement.

         "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 4.13(c) of this Agreement.

         "CONFIDENTIALITY AGREEMENT" shall mean that certain Non-Disclosure Agreement dated November 16, 1999 between Parent and Company.

         "CONTRACT" OR "CONTRACTS" shall have the meaning set forth in Section
4.10 of this Agreement.

         "COSTS" shall have the meaning set forth in Section 7.4(b) of this Agreement.

         "DISSENTING SHARES" shall mean those shares of the Company Capital Stock that (i) prior to taking the vote of the shareholders of the Company on the Merger, shall file with the Company written notice of intent to demand payment of the fair value of such holder's shares of the Company Capital Stock if the Merger is effected; (ii) do not vote in favor of the Merger; and (iii) after taking such vote make written demand for payment of the fair value of such shares of the Company's Capital Stock as provided in the MBCA.

         "$" shall mean United States Dollars.

         "EFFECTIVE TIME" shall have the meaning set forth in Section 2.3 of this Agreement.

         "ENCUMBRANCES" shall mean all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrance of any kind.

         "ENVIRONMENTAL LAW" means any Law or order of any Governmental Entity relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata) , or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         "EXCHANGE AGENT" shall have the meaning set forth in Section 3.2(a) of this Agreement.

         "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals, the filing of HSR Act notice, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

         "GOVERNMENTAL ENTITY" shall mean any United States federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission, including the Securities and Exchange Commission of the Netherlands and the London Stock Exchange, or any court, tribunal or arbitral body.

         "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

         "HAZARDOUS MATERIAL" means (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing N levels of polychlorinated biphenyls (PCBs); (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and
(c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Entity under any Environmental Law.

         "HSR ACT" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

         "INDEMNIFIED PARTIES" shall have the meaning set forth in Section 7.4(b) of this Agreement.

         "INITIAL QUOTED PRICE" shall mean the closing price of Parent's Common Stock on the Alternative Investment Market of the London Stock Exchange on the last trading day prior to the signature date of the Agreement and Plan of Merger and Reorganization. The Initial Quoted Price, to be used in connection with computing Total Merger Shares, shall be converted to United States dollars from United Kingdom pounds pursuant to the exchange rate (between the dollars and pounds) in effect on the date of execution of this Agreement.

         "IRS" shall mean the United States Internal Revenue Service.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptions, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all maskworks and all applications, registrations, and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (f) all computer software and underlying source code and object code (including data related documentation); (g) all web sites, internet addresses and domain names; (h) all other proprietary rights; and (i) all copies and tangible embodiments thereof (in whatever form or medium).

         "KNOW" OR "KNOWLEDGE" shall mean, an individual shall be deemed to "know" or have "knowledge" if (a) such individual is actually aware of a particular fact or other matter; or (b) a prudent individual could be expected in the ordinary course of business to discover or otherwise become aware of such fact or matter. An entity will be deemed to "know" or have "knowledge" of a particular fact or other matter if any individual serving as a director, officer, partner, executor or trustee of the entity (or in any similar capacity) has, or at any time had, "knowledge" or "knows" of such fact or matter.

         "L" shall mean United Kingdom Pounds.

         "LAW" shall mean any federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States, England or any other jurisdiction, and any other similar act or law.

         "MBCA" shall mean the Minnesota Business Corporation Act.

         "MATERIAL CONTRACT" shall have the meaning set forth in Section 4.10 of this Agreement.

         "MERGER" shall have the meaning set forth in the Preamble and in
Section 2.1 of this Agreement.

         "MERGER SUB" shall have the meaning set forth in the Preamble of this Agreement.

         "PARENT" shall have the meaning set forth in the Preamble of this Agreement.

         "PARENT CAPITAL STOCK" shall mean the Parent Common Stock and the Parent Preferred Stock.

         "PARENT CERTIFICATES" shall have the meaning set forth in Section 3.2(b) of this Agreement.

         "PARENT COMMON STOCK" shall mean the Ordinary Shares of 5 pence each (as defined by Parent's Articles of Association).

         "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement and forming a part hereof.

         "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect with respect to Parent that, individually or in the aggregate (taking into account all other such changes or effects), is materially adverse (a) to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries, taken as a whole; (b) to the ability of Parent to perform its obligations under or consummate the transactions contemplated by this Agreement; or (c) and which would or with substantial certainty will, either upon occurrence or over the passage of time, become material and adverse; PROVIDED, HOWEVER, that in no event shall a decrease in the trading price of Parent Common Stock be considered a Parent Material Adverse Effect.

         "PARENT PREFERRED STOCK" shall mean the Deferred Shares of Parent of 15 pence each (as defined by Parent's Articles of Association).

         "PARENT REPORTS" shall have the meaning set forth in Section 5.7(a) of this Agreement.

         "PARENT STOCK OPTIONS" shall have the meaning set forth in Section 5.3 of this Agreement.

         "PARENT SUBSIDIARIES" shall have the meaning set forth in Section 5.1(a) of this Agreement.

         "PERMITTED ENCUMBRANCES" shall mean (i) liens for Taxes, assessments and other governmental charges not yet due and payable; (ii) immaterial unfiled mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business which are not yet due and payable; and (iii) equipment leases with third parties entered into in the ordinary course of business.

         "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.


         "PRO RATA EXCHANGE RATIO" shall equal a fraction the numerator of which shall equal:

               the Total Merger Shares less that number of shares of Parent Common Stock equal to the sum of the number of shares of Company Series A Stock issued and outstanding immediately before the Effective Time multiplied by the Series A Exchange Ratio, the number of shares of Company Series B Stock issued and outstanding immediately before the Effective Time multiplied by the Series B Exchange Ratio, the number of shares of Company Series C Stock issued and outstanding immediately before the Effective Time multiplied by the Series C Exchange Ratio, the number of shares of Company Series D Stock issued and outstanding immediately before the Effective Time multiplied by the Series D Exchange Ratio, the number of shares of Company Series E Stock issued and outstanding immediately before the Effective Time multiplied by the Series E Exchange Ratio and the number of shares of Company Common Stock issued and outstanding immediately before the Effective Time multiplied by the Common Exchange Ratio;

and the denominator of which shall equal:

               the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time plus the total number of shares of Company Common Stock issuable upon the conversion of Company Preferred Stock (in each case excluding Dissenting Shares, if any).

         "PROCESSES" shall have the meaning set forth in Section 4.25(a) of this Agreement.

         "PROXY STATEMENT" shall have the meaning set forth in Section 7.1(a) of this Agreement.

         "REGISTRATION STATEMENT" shall have the meaning set forth in Section 7.1(a) of this Agreement.

         "REORGANIZATION" shall have the meaning set forth in Section 4.30 of this Agreement.

         "REPRESENTATIVES" shall have the meaning set forth in Section 6.3 of this Agreement.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "SERIES A CASH AMOUNT" shall equal $1.38058 multiplied by the Cash Percentage.

         "SERIES B CASH AMOUNT" shall equal $2.60 multiplied by the Cash Percentage.

         "SERIES C CASH AMOUNT" shall equal $5.05 multiplied by the Cash Percentage.

         "SERIES D CASH AMOUNT" shall equal $6.70 multiplied by the Cash Percentage.

         "SERIES E CASH AMOUNT" shall equal $3.55 multiplied by the Cash Percentage.

         "SERIES A EXCHANGE RATIO" shall have the meaning set forth in Section 3.1(a) of this Agreement.

         "SERIES B EXCHANGE RATIO" shall have the meaning set forth in Section 3.1(b) of this Agreement.

         "SERIES C EXCHANGE RATIO" shall have the meaning set forth in Section 3.1(c) of this Agreement.

         "SERIES D EXCHANGE RATIO" shall have the meaning set forth in Section 3.1(d) of this Agreement.

         "SERIES E EXCHANGE RATIO" shall have the meaning set forth in Section 3.1(e) of this Agreement.

         "SPECIAL MEETING" shall have the meaning set forth in Section 4.20 of this Agreement.

         "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "SURVIVING CORPORATION" shall have the meaning set forth in the Preamble and in Section 2.1 of this Agreement.

         "SYSTEMS" shall have the meaning set forth in Section 4.25(a) of this Agreement.

         "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority ("TAXING AUTHORITY"), including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

         "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

         "TERMINATING COMPANY BREACH" shall have the meaning set forth in
Section 9.1(g) of this Agreement.

         "TERMINATING PARENT BREACH" shall have the meaning set forth in Section 9.1(i) of this Agreement.

         "TOTAL MERGER CONSIDERATION" shall mean the Total Merger Shares plus $14,000,000 (U.S. Dollars) plus the aggregate capital paid in to the Company upon the exercise of Company Stock Options and Warrants to purchase shares of Company Capital Stock from and after the date hereof until the Closing.

         "TOTAL MERGER SHARES" shall mean as follows: if the Average Closing Price is equal to or less than the Initial Quoted Price, then the Total Merger Shares shall be the result of dividing $20,000,000 by the Average Closing Price. If the Average Closing Price is greater than the Initial Quoted Price, then the Total Merger Shares shall be the result of dividing $20,000,000 by the Initial Quoted Price.

         "TOTAL PREFERENCE" shall equal the sum of (i) the total number of Company Series A Stock issued and outstanding immediately before the Effective Time multiplied by $1.38058 plus (ii) the total number of Company Series B Stock issued and outstanding immediately before the Effective Time multiplied by $2.60 plus (iii) the total number of Company Series C Stock issued and outstanding immediately before the Effective Time multiplied by $5.05 plus (iv) the total number of Company Series D Stock issued and outstanding immediately before the Effective Time multiplied by $6.70 plus (v) the total number of Company Series E Stock issued and outstanding immediately before the Effective Time multiplied by $3.55.

         "WARRANTS" shall have the meaning set forth in Section 3.4 of this Agreement.

         "YEAR 2000 COMPLIANT" shall have the meaning set forth in Section 4.25 of this Agreement.

                                   ARTICLE II

                                   THE MERGER

         SECTION 2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MBCA, at the Effective Time (as defined in Section 2.3), Company shall be merged with and into Merger Sub (the "Merger"). As a result of the Merger, the separate corporate existence of Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent (the "SURVIVING CORPORATION").

         SECTION 2.2 CLOSING. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section
9.1 and subject to the satisfaction or waiver of the conditions set forth in
Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three (3) Business Days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "CLOSING") to be held at the offices of Briggs and Morgan, Professional Association, 2400 IDS Center, Minneapolis, Minnesota on or about May 31, 2000 at 10:00 a.m., unless another date, time or place is agreed to by Parent and Company.

         SECTION 2.3 EFFECTIVE TIME. At and after the time of the Closing, the parties shall cause the Merger to be consummated by filing articles of merger (the "ARTICLES OF MERGER") with the Office of the Secretary of State of the State of Minnesota in such form as required by, and executed in accordance with the relevant provisions of, the MBCA (the date and time of such filing, or such later date and time as may be set forth therein, being the "EFFECTIVE TIME").

         SECTION 2.4 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Merger Sub as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Merger Sub as the Surviving Corporation.

         SECTION 2.5 ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

         (a) the Articles of Incorporation and the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such Articles of Incorporation or Bylaws;

         (b) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

         (c) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.


                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 3.1 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities:

         (a) Each share of Series A Convertible Preferred Stock, $0.01 par value per share, of Company ("COMPANY SERIES A STOCK") issued and outstanding immediately before the Effective Time, and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for (i) the Series A Cash Amount plus (ii) that number of shares of Parent Common Stock equal to a fraction, the numerator of which equals $1.38058 less the Series A Cash Amount and the denominator of which shall equal the Average Closing Price (the "SERIES A EXCHANGE RATIO") plus (iii) that number of shares of Parent Common Stock equal to the Pro Rata Exchange Ratio.

         (b) Each share of Series B Convertible Preferred Stock, $0.01 par value per share, of Company ("COMPANY SERIES B STOCK") issued and outstanding immediately before the Effective Time, and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for (i) the Series B Cash Amount plus (ii) that number of shares of Parent Common Stock equal to a fraction, the numerator of which equals $2.60 less the Series B Cash Amount and the denominator of which shall equal the Average Closing Price (the "SERIES B EXCHANGE RATIO") plus (iii) that number of shares of Parent Common Stock equal to the Pro Rata Exchange Ratio.

         (c) Each share of Series C Convertible Preferred Stock, $0.01 par value per share, of Company ("COMPANY SERIES C STOCK") issued and outstanding immediately before the Effective Time, and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for (i) the Series C Cash Amount plus (ii) that number of shares of Parent Common Stock equal to a fraction, the numerator of which equals $5.05 less the Series C Cash Amount and the denominator of which shall equal the Average Closing Price (the "SERIES C EXCHANGE RATIO") plus (iii) that number of shares of Parent Common Stock equal to the Pro Rata Exchange Ratio.

         (d) Each share of Series D Convertible Preferred Stock, $0.01 par value per share, of Company ("COMPANY SERIES D STOCK") issued and outstanding immediately before the Effective Time, and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for (i) the Series D Cash Amount plus (ii) that number of shares of Parent Common Stock equal to a fraction, the numerator of which equals $6.70 less the Series D Cash

Amount and the denominator of which shall equal the Average Closing Price (the "SERIES D EXCHANGE RATIO") plus (iii) that number of shares of Parent Common Stock equal to the Pro Rata Exchange Ratio.

         (e) Each share of Series E Convertible Preferred Stock, $0.01 par value per share, of Company ("COMPANY SERIES E STOCK") issued and outstanding immediately before the Effective Time, and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for (i) the Series E Cash Amount plus (ii) that number of shares of Parent Common Stock equal to a fraction, the numerator of which equals $3.55 less the Series E Cash Amount and the denominator of which shall equal the Average Closing Price (the "SERIES E EXCHANGE RATIO") plus (iii) that number of shares of Parent Common Stock equal to the Pro Rata Exchange Ratio.

         (f) Each share of Common Stock, $0.01 par value per share, of Company ("COMPANY COMMON STOCK") issued and outstanding immediately before the Effective Time, and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for (i) the Average Common Cash Amount plus (ii) that number of shares of Parent Common Stock equal to a fraction, the numerator of which is the Average Common Stock Amount and the denominator of which shall equal the Average Closing Price (the "COMMON EXCHANGE RATIO") plus
(iii) that number of shares of Parent Common Stock equal to the Pro Rata Exchange Ratio.

         SECTION 3.2 EXCHANGE OF SHARES OTHER THAN DISSENTING SHARES.

         (a) EXCHANGE AGENT. As of the Effective Time, Parent shall enter into an agreement with a U.S. bank or a trust company reasonably acceptable to Company to act as exchange agent for the Merger (the "EXCHANGE AGENT") as may be designated by Parent.

         (b) PARENT TO PROVIDE COMMON STOCK AND CASH. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for the benefit of the holders of Company Capital Stock (i) certificates of Parent Common Stock ("PARENT CERTIFICATES") representing the number of whole shares of Parent Common Stock issuable pursuant to Section 3.1 in exchange for shares of Company Capital Stock outstanding immediately prior to the Effective Time; and
(ii) sufficient funds to permit payment in lieu of fractional shares pursuant to
Section 3.6 and the cash to be paid in respect of shares of Company Common Stock pursuant to Section 3.1.

         (c) EXCHANGE PROCEDURES. The Exchange Agent shall mail to each holder of record of certificates of Company Capital Stock ("COMPANY CERTIFICATES"), whose shares were converted into the right to receive shares of Parent Common Stock, cash in lieu of fractional shares pursuant to Section 3.6, and cash to be paid in respect of shares of Company Common Stock pursuant to Section 3.1, promptly after the Effective Time (and in any event no later than three (3) Business Days after the later to occur of the Effective Time and receipt by Parent of a complete list from Company of the names and addresses of its holders of record) (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for Parent Certificates, cash in lieu of fractional shares, and cash to be paid in respect of shares of Company Common Stock pursuant to Section 3.1. Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Article III, payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.6, and cash to be paid in respect of shares of Company Common Stock pursuant to Section 3.1, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all purposes other than the payment of dividends and distributions, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 3.6. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article III.

         (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar Laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions, if any, with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.2(d)) with respect to such shares of Parent Common Stock.

         (e) TRANSFER OF OWNERSHIP. If any Parent Certificate is to be issued in a name, or cash paid to a Person, other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or payment thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

         (f) TERMINATION OF EXCHANGE AGENT FUNDING. Any portion of funds (including any interest earned thereon) or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article III within six (6) months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by this Section 3.2 shall thereafter look only to Parent (subject to abandoned property, escheat and similar Laws) only as general creditors thereof for their claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective
Time) with respect to Parent Common Stock to which they are entitled.

         (g) NO LIABILITY. Notwithstanding anything to the contrary in this
Section 3.2, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any Person in respect of any shares of Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         SECTION 3.3 TREATMENT OF STOCK OPTIONS.

         (a) Prior to the Effective Date, the Board of Directors of the Company shall adopt appropriate resolutions and take all other action necessary to accelerate the vesting of all options to purchase shares of Company Capital Stock (the "COMPANY STOCK OPTIONS") such that all Company Stock Options vest in full and become exercisable twenty (20) days prior to the Effective Time of the Merger and permit exercise of all outstanding Company Stock Options during the twenty (20) day period immediately preceding the Effective Time of the Merger, provided that accelerated vesting of Company Stock Options and any exercise of the Company Stock Options between the date hereof and the Effective Time of the Merger shall be conditional upon consummation of the Merger. All rights under any and all Company Stock Options which remain unexercised immediately prior to the Effective Time of the Merger shall be automatically terminated and cancelled. The Board of Directors of the Company shall take whatever action is necessary prior to the Effective Time to terminate the unexercised Company Stock Options as of such time.

         (b) Parent agrees to establish a new stock option plan for employees of the Merger Sub for the purposes of providing a reasonable incentive to the Merger Sub employees. Within one (1) year after Closing, Parent will make reasonable commercial efforts to take such necessary and appropriate action with the London Stock Exchange to allow the exercise of such options and the sale of the underlying stock on a freely tradable basis.

         SECTION 3.4 TREATMENT OF WARRANTS. All rights under any and all warrants to purchase shares of Company Capital Stock (the "WARRANTS") which remain unexercised immediately prior to the Effective Time of the Merger shall be automatically terminated and cancelled. The Board of Directors of the Company shall take whatever action is necessary prior to the Effective Time to terminate the unexercised Warrants as of such time.

         SECTION 3.5 STOCK TRANSFER BOOKS.

         (a) At the Effective Time, the stock transfer books of Company shall each be closed, and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Capital Stock that is not registered in the stock transfer records of Company at the

Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.6 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 3.2(d) hereof, if the certificate or certificates representing such shares of Company Capital Stock is or are surrendered as provided in Section 3.2(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

         (b) Notwithstanding anything to the contrary herein, certificates surrendered for exchange by any Person constituting an Affiliate of Company shall not be exchanged until Parent shall have received from such Person an Affiliate letter as provided in Section 7.3.

         SECTION 3.6 NO FRACTIONAL SHARE CERTIFICATES. No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Capital Stock an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Capital Stock held at the Effective Time by such holder) by (ii) the last reported closing price of a share of Parent Common Stock on the London Stock Exchange on the date the Merger becomes effective. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Capital Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding Taxes, to such holders of Company Capital Stock, subject to and in accordance with the terms of Section 3.2 hereof.

         SECTION 3.7 CERTAIN ADJUSTMENTS. If between the date of this Agreement and the Effective Time (a) the outstanding shares of Parent Common Stock or Company Capital Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period; or (b) the number of shares of Company Capital Stock on a fully diluted basis is in excess of that specified in Section 4.3 and disclosed in Schedule 4.3 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock except as otherwise permitted pursuant to this agreement or a correction to such Sections), then, in either case, the Exchange Ratio established pursuant to the provisions of Section 3.1 shall be adjusted accordingly to provide to Parent the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

         SECTION 3.8 DISSENTERS' RIGHTS. Any Dissenting Shares shall not be converted into, or be exchangeable for, the right to receive the Total Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Minnesota Law unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right of appraisal and payment, as the case may be. Company shall give Parent prompt notice of any Dissenting Shares (and shall also give Parent prompt notice of any withdrawals of such demands for appraisal rights) and Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Neither Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payments with respect to, or settle or offer to settle, any such demand for appraisal rights. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of Company Capital Stock, the number of shares of Parent Common Stock to which such shareholder would otherwise be entitled pursuant to this Article III.

         SECTION 3.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash as may be required pursuant to Section 3.1, PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

         SECTION 3.10 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV, that:

         SECTION 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) Company has been duly organized and is validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and as proposed to be conducted.

Company is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such jurisdiction is set forth in Schedule 4.1 of the Company Disclosure Schedule.

         (b) The Company has no directly or indirectly owned Subsidiary. Except as set forth in Schedule 4.1 of the Company Disclosure Schedule, the Company does not own an equity interest in any partnership or joint venture arrangement or other business entity.

         SECTION 4.2 ARTICLES OF INCORPORATION AND BYLAWS. Schedule 4.2 of the Company Disclosure Schedule contains accurate and complete copies, as of the date hereof, of the Restated Articles of Incorporation and Bylaws of the Company. Such Restated Articles of Incorporation and Bylaws are in full force and effect. Company is not in violation of any of the provisions of its Restated Articles of Incorporation or Bylaws.

         SECTION 4.3 CAPITALIZATION.

         (a) The Company Capital Stock consists of 20,000,000 shares of Company Common Stock and 5,250,000 shares of Company Preferred Stock and 2,500,000 shares of undesignated stock. As of the date hereof, (i) 2,453,677 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable; (ii) 724,333 shares of Company's Series A Convertible Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable; (iii) 495,251 shares of Company's Series B Convertible Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable; (iv) 566,260 shares of Company's Series C Convertible Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable; (v) 355,895 shares of Company's Series D Convertible Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable; (vi) 2,076,997 shares of Company's Series E Convertible Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable;
(vii) no shares of Company Capital Stock are held in the treasury of Company;
(viii) 1,853,939 shares of Company Common Stock are reserved for future issuance pursuant to Company Stock Options; and (ix) 553,035 shares of Company Common Stock are reserved for future issuance upon the exercise of warrants. The name of each holder of a warrant or Company Stock Option, the grant date of each warrant or Company Stock Option, the number of shares of Company Capital Stock for which each Company Stock Option or warrant is exercisable, the vesting or exercise schedule and the exercise price of each warrant or Company Stock Option are set forth in Schedule 4.3 of the Company Disclosure Schedule. Except for shares of Company Capital Stock issuable pursuant to Company Stock Plans and as otherwise set forth in Schedule 4.3(b) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Company is a party or by which Company is bound relating to the issued or unissued Company Capital Stock or obligating Company to issue or sell any shares of Company Capital Stock of, or other equity interests in, Company. All shares of Company Capital Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Schedule 4.3 of the Company Disclosure Schedule, there are no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any shares of Company Capital Stock. Except as set forth in Schedule 4.3 of the Company Disclosure Schedule, there are no outstanding contractual obligations of Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other entity or Person.

         (b) Schedule 4.3(b) of the Company Disclosure Schedule sets forth a complete and correct list of each holder of Company Capital Stock holding outstanding shares of Company Capital Stock as of the date of this Agreement.

         SECTION 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the voting power of the outstanding shares of Company Common Stock and a majority of the voting power of the outstanding shares of Company Preferred Stock entitled to vote with respect thereto at the Company Stockholders' Meeting (as defined in Section 7.1(a)), and the filing and recordation of the Articles of Merger as required by the MBCA). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         SECTION 4.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder, and the consummation of the Merger will not (i) conflict with or violate any provision of the Restated Articles of Incorporation or Bylaws of Company; (ii) assuming that all filings and notifications described in Section 4.5(b) have been made, conflict with or violate any Law applicable to Company or by which any property or asset is bound or affected; or (iii) except as otherwise set forth in Schedule 4.5(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

         (b) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, and the filing and recordation of the Certificate of Merger as required by the MBCA.

         SECTION 4.6 PERMITS; COMPLIANCE WITH LAWS. Company is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity or contract party (collectively, the "COMPANY PERMITS") necessary for Company to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted, and, as of the date of this Agreement, none of the Company Permits has been suspended or canceled nor is any such suspension or cancellation pending or, to the Knowledge of Company, threatened. Except as set forth in Schedule 4.6 of the Company Disclosure Schedule, Company is not in conflict with, or in default or violation of (i) any Law applicable to Company or by which any property or asset of Company is bound or affected; or
(ii) any Company Permits, except for such conflicts, defaults or violations that do not, or could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Schedule 4.6 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the Knowledge of Company, threatened against Company that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Since January 1, 1996, the Company has not received from any Governmental Entity or contract party any oral or written notification with respect to possible conflicts, defaults or violations of Laws.

         SECTION 4.7 FILINGS; FINANCIAL STATEMENTS.

         (a) Since January 1, 1996, Company has timely filed all forms, reports, statements and documents required to be filed by it with any Governmental Entities. Each form, report, statement and document referred to in the preceding sentence was prepared in all material respects in accordance with the requirements of applicable Law.

         (b) Company has delivered to Parent the following financial statements and notes (collectively, the "COMPANY FINANCIAL STATEMENTS") (i) the audited consolidated balance sheets of the Company as of December 31, 1998, 1997 and 1996, and the related audited consolidated statements of operations, statements of stockholders' equity and statements of cash flows of the Company for the years ended December 31, 1998, 1997 and 1996, together with the notes thereto and the unqualified report of KPMG, LLP relating to such statements for the periods ended December 31, 1997 and 1996 and of KPMG relating to such statements for the period ended December 31, 1998; and (ii) the unaudited consolidated balance sheet of the Company as of November 30, 1999 (the "COMPANY UNAUDITED INTERIM BALANCE SHEET"), and the related unaudited consolidated statement of operations and a statement of cash flows of Company for the eleven (11) months then ended.

         (c) The Company Financial Statements present fairly, in all material respects, the consolidated financial position of Company as of the respective dates thereof and the consolidated results of operations and cash flows for Company for the periods covered thereby (subject, in the case of unaudited statements, to normal and immaterial year-end adjustments). The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes thereto). Except for liabilities or obligations which are accrued or reserved in the Company Financial Statements (or reflected in the notes thereto) or which were incurred after December 31, 1998 in the ordinary course of business, Company has no material undisclosed liabilities or obligations, whether incurred by contract or otherwise, (accrued, contingent, absolute, determined, determinable or otherwise) GAAP to be reflected in a balance sheet or that would be required to be disclosed in footnotes that would be required pursuant to Article 10 of Regulation S-X promulgated by SEC in connection with the filing with the SEC of a quarterly report on Form 10-Q.

         SECTION 4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise set forth in Schedule 4.8 of the Company Disclosure Schedule, since December 31, 1998, Company has conducted its business only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect; (ii) any Material Adverse Change in the relationship with any customer which accounted for more than ten percent (10%) of any Company revenues in the last two (2) fiscal years; (iii) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Merger by Company; (iv) any material change by Company in its accounting methods, principles or practices; (v) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Capital Stock or any redemption, purchase or other acquisition of any of Company's securities;
(vi) except in the ordinary course of business consistent with past practice, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Company; (vii) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto; (viii) any amendment to the Company's Restated Articles of Incorporation or Bylaws; (ix) other than in the ordinary course of business; any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims; (x) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice; (xi) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company; or (xii) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practices.

         SECTION 4.9 EMPLOYEE BENEFIT PLANS, LABOR MATTERS.

         (a) With respect to each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan," as defined in Section 3(3) of ERISA) maintained, sponsored or contributed to or required to be contributed to by Company or any Company Subsidiary or other trade or business (whether or not incorporated) treated as a single employer with Company (a "COMPANY ERISA AFFILIATE") pursuant to Code Sections 414(b), (c), (m) or (o) is a party, or with respect to which Company or any Company ERISA Affiliate could incur liability under Section 4069, 4212(c) or 4204 of ERISA or Section 412 of the Code, or to which Company or any Company ERISA Affiliate is a party (the "COMPANY BENEFIT PLANS"), Company has set forth in Schedule 4.9(a) of the Company Disclosure Schedule, and has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor; (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan; (iii) the most recent annual report (Form 5500) filed with the
IRS) with respect to such Company Benefit Plan; (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Company Benefit Plan, if it is qualified under Section 401(a) of the Code. Neither Company nor any Company Affiliate has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

         (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable Laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet of Company. With respect to the Company Benefit Plans, no event has occurred and, to the Knowledge of Company, there exists no condition or set of circumstances in connection with which Company or any Company ERISA Affiliate could be subject to any material liability (other than for routine benefit liabilities) under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law.

         (c) Company on behalf of itself and all of the Company ERISA Affiliates hereby represents that, except as set forth in Schedule 4.9(c) of the Company Disclosure Schedule (i) each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS as to its qualified status under the Code, and each trust established in connection with any Company which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to Company's Knowledge no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust;
(ii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan; and (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability, other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet of Company. No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Company, is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

         (d) No Company Benefit Plan is a multi-employer pension plan (as defined in Section 3(37) of ERISA) which is covered by Sections 4063 or 4064 of ERISA or other pension plan subject to Title IV of ERISA and neither the Company nor any Company ERISA Affiliate has sponsored or contributed to or been required to contribute to a multi-employer pension plan or other pension plan subject to Title IV of ERISA. No liability under Title IV of ERISA has been incurred by Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any Company ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a liability thereunder. None of the assets of Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code. There has not been assessed any liability with respect to any multi-employer plan that is a welfare plan under the terms of such plan, any collective bargaining agreement or otherwise resulting from the cessation of contribution, cessation of an obligation to make contribution or any other form of withdrawal from such multi-employer plan. Except as set forth in Schedule 4.9(d) of the Company Disclosure Schedule, Company and any Company ERISA Affiliate have not, at any time, withdrawn from a multi-employer plan in which such plan might claim to be a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4023 and 4025 of ERISA, respectively, so as to result in a liability (contingent or otherwise), including an obligation entered into in accordance with Section 4204 of ERISA.

         (e) With respect to each Company Benefit Plan required to be set forth in the Company Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within thirty (30) days of such event) has occurred or is expected to occur; (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

         (f) Company has scheduled on Schedule 4.9(f) of the Company Disclosure Schedule and has delivered or made available to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Company and each Company ERISA Affiliate providing for annual compensation in excess of $50,000; (ii) all severance plans, agreements, programs and policies of Company and each Company ERISA Affiliate with or relating to their respective employees, directors or consultants; and (iii) all plans, programs, agreements and other arrangements of Company and each Company ERISA Affiliate with or relating to their respective employees, directors or consultants which contain "change of control" provisions. Except as set forth in Schedule 4.9(f) of the Company Disclosure Schedule, which discloses the Company's estimate of excess parachute payments based on assumptions described therein, no payment or benefit which will be made by Company or any Company ERISA Affiliate under any Company Benefit Plan or other arrangement will constitute an excess parachute payment under Code
Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not individually or in conjunction with any other possible event (including termination of employment) (i) entitle any current or former employee or other service provider of Company or any Company ERISA Affiliate to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement; or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

         (g) Company is not a party to any collective bargaining or other labor union contract applicable to Persons employed by Company and no collective bargaining agreement is being negotiated by Company. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Company pending or, to the Knowledge of Company, threatened which may interfere with the respective business activities of Company. As of the date of this Agreement, to the Knowledge of Company, none of Company or any of its respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Company, and there is no charge or complaint against Company by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

         (h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any Person: medical, disability or life insurance benefits. To Company's Knowledge, Company and the Company ERISA Affiliates are in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder; and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder.

         SECTION 4.10 CONTRACTS. Schedule 4.10 of the Company Disclosure Schedule sets forth a list of each Contract that is material to the business, assets, liabilities, financial condition or results of operations of Company taken as a whole and to which the Company is a party or under which it has any obligation (each, a "MATERIAL CONTRACT"). Except as set forth in Schedule 4.10 of the Company Disclosure Schedule, Company is not in material violation of or default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a material violation of or default under) any Material Contract. Each Material Contract is in full force and effect and is a legal, valid and binding obligation of Company and, to the Knowledge of Company, each of the other parties thereto, enforceable in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies. Except as set forth in Schedule 4.10 of the Company Disclosure Schedule, no consent of any third party is required in connection with the Merger. For purposes of this Agreement, the term "CONTRACT" or " CONTRACTS" shall mean and include any agreement, arrangement, contract, personal property lease (operating) or financing, note, loan, evidence of indebtedness, right of payment, purchase order, letter of credit, franchise agreement, covenant not to compete, non-disclosure agreement, non-use agreement, employment agreement, license, instrument, guarantee, obligation or commitment) arising out of or relating to the business of the Company, or to which any of the assets or other properties of the Company are subject, whether oral or written, express or implied. For purposes of this Section 4.10, Material Contract, where the payment of monies by the terms of the Contract is required, shall also mean any Contract which requires payment by the Company, or payment to the Company, in excess of $50,000 on an annual basis.

         SECTION 4.11 LITIGATION. There is no suit, claim, action, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation pending or, to the Knowledge of Company, threatened against or affecting Company or interfere with Company's ability to consummate the transactions contemplated herein, and Company has no reasonable basis to be aware of the same. Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Company is not subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or interfere with Company's ability to consummate the transactions contemplated herein.

         SECTION 4.12 ENVIRONMENTAL MATTERS. Except as could reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect (i) Company is in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past non-compliance of Company with Environmental Laws or all Company Permits required by Environmental Laws has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) Company has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company, in violation of any Environmental Law.

         SECTION 4.13 INTELLECTUAL PROPERTY.

         (a) Schedule 4.13(a) of the Company Disclosure Schedule sets forth a true and complete list of all Intellectual Property used in the conduct of its business as now conducted, including (as applicable) the Governmental Entity with which such Intellectual Property is registered. The Company (i) owns or has the right to use, free and clear of all liens, all Intellectual Property used in the conduct of its business as now conducted and necessary to the development, operation and sale of all products and services sold or proposed to be sold by Company, without infringing upon or otherwise active adversely to the right or claimed right of any Person under or with respect to any of the Intellectual Property; (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of or other claimant to, any Intellectual Property or other intangible asset with respect to the use thereof or in connection with the conduct of its business or otherwise; (iii) owns or has the unrestricted right to use all Intellectual

Property, including all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs, domain names, e-mail addresses, and technical data free and clear of any rights, liens or claims of others; and (d) is not using or infringing upon, and has received no notice of infringement, with respect to any Intellectual Property of others.

         (b) To the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

         (c) Company has taken all commercially reasonable steps to protect and preserve the confidentiality of all material Company Confidential Information, used in the operations and business of Company. All use, disclosure or appropriation of Confidential Information by or to a third party has been pursuant to the terms of a legally binding and enforceable written confidentiality and/or non-disclosure agreement between the Company or any Subsidiary and such third party. Schedule 4.13(c) lists all such agreements currently in effect. "CONFIDENTIAL INFORMATION" shall mean for purposes of this Agreement any information or compilation of information not generally known to the public or the industry or which Company has not disclosed to third parties without written obligation of confidentiality, which is proprietary to Company, relating to Company's procedures, techniques, methods, concepts, ideas, affairs, products, processes and services, including, but not limited to, information relating to finance, marketing, merchandising, selling, research, development, manufacturing, purchasing, accounting, engineering, customers, customer plans, pricing, billing, needs of customers and products and services used by customers, all lists of customers and their addresses, prospects, sales calls, products, services, prices and the like, as well as any specifications, formulas, plans, drawings, accounts, or sales records, sales brochures, code books, manuals, trade secrets, Knowledge, know-how, pricing strategies, operating costs, sales margins, methods or operations, invoices or statements and the like.

         SECTION 4.14 TAXES.

         (a) Schedule 4.14(a) sets forth true and complete copies of all Tax Returns filed by the Company for each of their last three (3) fiscal years, excluding its 1999 Tax Return (which the parties acknowledge is not yet due for filing).

         (b) Except as set forth in Schedule 4.14(b) of the Company Disclosure Schedule, the Company has properly completed and filed, within the time and in the manner prescribed by Law, all Tax Returns and other documents required to be filed in respect of all Taxes, and all such returns and other documents are true, correct and complete. The Company has furnished to the Parent copies of all income Tax Returns of the Company for the past three (3) fiscal years (1997, 1998 and 1999). The Company has, within the time and in the manner prescribed by Law, paid all Taxes that are due and payable.

         (c) Except as set forth in Schedule 4.14(c):

              (i) none of such returns contained a disclosure statement under
         Section 6662 of the Code or any similar provision of foreign Law;

              (ii) the Company has not received written notice from any federal or foreign Taxing Authority asserting any deficiency against the Company or claim for additional Taxes in connection therewith;

              (iii) there is no pending action, audit, proceeding or investigation with respect to the assessment or collection of federal or foreign Taxes or a claim for refund made by the Company with respect to federal or foreign Taxes previously paid;

              (iv) all amounts that are required to be collected or withheld by the Company with respect to federal or foreign Taxes have been duly collected or withheld, and all such amounts that are required to be remitted to any federal or foreign Taxing Authority have been duly remitted;

              (v) no audit has been conducted of any federal or foreign income Tax Return filed by the Company. The time during which such returns remain open for examination has expired in accordance with applicable statute and regulations, except for those returns for which the normally applicable statutory/regulatory period has not yet elapsed. There are no pending or, to the Knowledge of the Company, threatened audits, investigations, or claims relating to any material liability for any Taxes, and there are no matters pending or under discussion with any Taxing Authority or Governmental Entity that is reasonably likely to result in any liability for any Tax. Company has not been notified that any income or other Tax Authority intends to audit a Tax Return for any period;

              (vi) Company has not requested nor been granted any currently effective waiver or extension of any statute of limitations with respect to the assessment or filing of any federal or foreign Tax or return with respect thereto;

              (vii) no consent has been filed under Section 341(f) of the Code with respect to the Company;

              (viii) the Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of foreign Laws or regulations) by reason of a change in accounting method nor does the Company have any Knowledge that the IRS (or other federal or foreign Taxing Authority) has proposed, or is considering, any such change in accounting method;

              (ix) Company is not a party to or bound by nor has any continuing obligation under any Tax sharing or similar agreement or arrangement with any Person;

              (x) all transactions that could give rise to an understatement of any Tax liability of the Company under Section 6662(d) of the Code are adequately disclosed on such Tax Returns;

              (xi) Company has not made any change in accounting methods for Tax reporting purposes, received a ruling from any Taxing Authority or signed an agreement with any Taxing Authority;

              (xii) Company is not subject to the Tax liabilities of any Person;

              (xiii) Company has never been a member of any affiliated group of corporations within the meaning of Section 1504 of the Code; and

              (xiv) Company is not a party to any joint venture, partnership, limited liability company, or other arrangement or Contract that would be treated as a partnership for federal or state income Tax purposes.

         SECTION 4.15 INSURANCE. Schedule 4.15 of the Company Disclosure Schedule sets forth a true and complete list of all current insurance policies owned or held by the Company covering all risks with respect to the business, assets, operations and employees of the Company. Company is presently insured, and during each of the past five (5) calendar years has been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured, including without limitation, policies fire, theft, property, casualty, liability, EPLI and workers' compensation coverage). The policies maintained with respect to the Company provide sufficient coverage against loss. Company has provided to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. The Company has not been subject to any retroactive premium adjustments or other loss-sharing arrangements and adequate reserves therefore have been established. All such policies are in full force and effect, provides all coverage required by applicable Laws and all premiums due thereon have been paid to the date hereof. There is no default under any policy of insurance nor has there been any failure to give notice or present a claim in a due and timely manner. No notice of cancellation or non-renewal of any policy or insurance coverage has been received by Company. All such policies will continue to be in full force and effect on identical terms to and following the Merger. Company has complied in all material respects with the terms of such policies, and no party to any policy has repudiated any term of any policy. Except as set forth in Schedule 4.15 of the Company Disclosure Schedule, there are no outstanding performance bonds covering or issued for the benefit of Company and Company has not received:

         (a) any notice of cancellation under any such insurance policy, refusal of coverage, increase of premiums or failure to renew thereunder;

         (b) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated; or

         (c) any other indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

         SECTION 4.16 PROPERTIES. Schedule 4.16 of the Company Disclosure Schedule hereto correctly identifies all real and personal property owned by the Company or leased (where such lease requires payment by the Company or to the Company in excess of $50,000 on an annual basis) by or to the Company. Company has good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances, to all its properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's Financial Statements as being owned by Company as of the relevant date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, which properties are set forth in Schedule
4.16 of the Company Disclosure Schedule; and (ii) liens disclosed in Schedule
4.16 of the Company Disclosure Schedule. All buildings, and all fixtures, equipment and other property and assets, held under leases or sub-leases by Company are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar Laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in Law or equity). There are no defaults under any such leases or subleases, and Company has no reason to believe that any such default exists. Substantially all of Company's equipment in regular use has been reasonably maintained and is in good condition, reasonable wear and tear excepted. Company own or have the valid right to use (pursuant to binding written agreements) all assets or properties used in, or reasonably necessary for the operation of, the business of the Company.

         SECTION 4.17 AFFILIATES. Schedule 4.17 of the Company Disclosure Schedule sets forth the names and addresses of each Person who is, in Company's reasonable judgment, an Affiliate (as such term is used in Rule 145 under the Securities Act).

         SECTION 4.18 BROKERS. Except as otherwise disclosed in Schedule 4.18, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company.

         SECTION 4.19 BOARD RECOMMENDATION. The Board of Directors of the Company, pursuant to Section 302A.673 of the MBCA, at a meeting duly called and held, has by unanimous vote approved this Agreement, the Merger and the other transactions contemplated hereby and declared their advisability and has determined to recommend to the Company's shareholders that they vote to approve this Agreement and the Merger.

         SECTION 4.20 PROXY STATEMENT. The Proxy Statement to be mailed to the shareholders of the Company in connection with the special meeting of the shareholders of the Company (the "SPECIAL MEETING") and any amendment thereof or supplement thereto, when, in the case of the Proxy Statement, mailed and at the time of the Special Meeting shall not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and shall comply with all requirements of the Exchange Act, provided that this Section 4.20 shall not apply to any written information provided to the Company by the Parent or Merger Sub expressly for use in the Proxy Statement.

         SECTION 4.21 EMPLOYEES AND LABOR MATTERS. To the Knowledge of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. There are no existing labor disputes or disturbances which materially adversely affect the Company or the future prospects of the Company's business. Except as set forth in Schedule 4.21 of the Company Disclosure Schedule, there are no existing employment agreements or collective bargaining agreements between Company and any of its employees or any collective bargaining unit representing any such employees, and no such agreements are currently in the process of being negotiated. No petition has been filed or is pending with the National Labor Relations Board by any labor organization or any group of employees for an election or certification regarding the representation of any group of Company's employees by a labor organization. There is no present solicitation or campaign by any labor organization or employee for the representation of Seller's employees by a labor organization.

         SECTION 4.22 CONDITION OF ASSETS. All of the tangible assets of the Company are free from defects, have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), except as set forth in Schedule 4.22 of the Company Disclosure Schedule.

         SECTION 4.23 GUARANTIES. The Company is not a guarantor or otherwise liable of any liability or obligation or any other Person.

         SECTION 4.24 OPINION OF FINANCIAL ADVISOR. Company has not received, and does not intend to seek, the opinion of a financial advisor to the Company, dated as of the date of this Agreement, to the effect that, as of such date, the consideration to be received in connection with the Merger as Total Merger Consideration by the shareholders of the Company is fair to Company's shareholders from a financial point of view. The Company shall rely on the business judgment rule in determining the fairness of the consideration to be received in connection with the Merger.

         SECTION 4.25 YEAR 2000 COMPLIANCE. Except as set forth in Schedule 4.25 of the Company Disclosure Schedule, Company is year 2000 compliant. The term "YEAR 2000 COMPLIANT" means, with respect to Company:

         (a) The functions, calculations and other computer processes (collectively the "PROCESSES") of all equipment, computer hardware, software and systems of Company that are material to Company's operations (collectively, "SYSTEMS"), including, but not limited to, internal systems and embedded computer features within other systems and equipment of Company, performed properly in an accurate and consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date of input, whether before, on or after January 1, 2000, and whether or not the dates are affected by leap years.

         (b) The Systems accept, calculate, compare, sort, extract, sequence and otherwise process data inputs and date values, and return and display date values, in an accurate and consistent manner regardless of the dates used, whether before, on or after January 1, 2000.

         (c) The Systems will function properly without interruptions or manual interventions caused by the date in time on which the Processes are actually performed or by the date of input to the software, whether before, on or after January 1, 2000.

         (d) The Systems accept and respond to two-digit year data input in the Processes in a manner that resolves any ambiguities as to the century in a defined, predetermined and appropriate manner.

         (e) The Systems store and display data information in the Processes in ways that are accurate and unambiguous as to the determination of the century.

         SECTION 4.26 TAKEOVER STATUTES. The Company has not opted-out of the application of the "control share acquisition" anti-takeover statute enacted under the MBCA. Company shall, to the extent applicable, take all appropriate actions in order to not be governed by the control share acquisition statute.

         SECTION 4.27 CERTAIN PAYMENTS. Company has not (a) directly paid or delivered any fee, commission, or other sum of money or item of property, however characterized, to any finder, agent, client, customer, supplier, governmental official or other Person in the United States or any other country, which is in any manner related to the business of the Company or operations of the Company, which is or may be with the passage of time or discovery, illegal under any federal, state, or local Laws of the United States (including without limitation the United States Foreign Corrupt Practices Act) or any other country; (b) participated, directly or indirectly, in any boycotts or similar practices affecting any of its actual or potential customers; or (c) established or maintained any unrecorded fund or asset for any purpose or made any false entries on the books and records of Company for any reason.

         SECTION 4.28 CUSTOMERS AND SUPPLIERS. Except as set forth in Schedule
4.28 of the Company Disclosure Schedule, the Company has not received any notice nor has any Knowledge that any customer from whom the Company received more than $50,000 in gross receipts in 1998 or 1999 (i) has ceased, or will cease, to use the products, goods or services of its business; (ii) has substantially reduced, or will substantially reduce, the use of products, goods or services of its business; or (iii) has sought, or is seeking, to reduce the price it will pay for products, goods or services of its business. The Company has not received any notice nor has any Knowledge that any supplier from who the Company purchased more than $50,000 in goods during 1998 or 1999 will not sell raw materials, supplies, merchandise and other goods to the Company at any time after the Effective Time on terms and conditions similar to those used in the current sales to the Company, subject to general and customary price increases and unforeseeable supply or demand changes.

         SECTION 4.29 INTERESTS IN CUSTOMERS AND SUPPLIERS. Except as set forth in Schedule 4.29 of the Company Disclosure Schedule, Company, nor any officer or director of Company, nor any Affiliates of the foregoing (nor any member of such Person's immediate family):

         (a) possesses, directly or indirectly, any material ownership in, or has a director, officer or employee of any Person that is a supplier, agent, customer, lessor, lessee, licensor, developer, competitor or potential competitor of Company; or

         (b) is presently a party to any material transaction with Company, including without limitation, any Contract otherwise requiring payments to (other than for services as officers, directors or employees of Company) any such Person in which any such Person has an interest as a material stockholder, officer, director, trustee or partner. Notwithstanding the foregoing, the representations above shall not apply to any interest or holdings in a publicly-registered traded Person, investment in stock by a pension, profit-sharing or similar plan, or the employment by a Person in a non-key position of any spouse of a director, officer or employee.

         SECTION 4.30 TAX FREE REORGANIZATION.

         (a) Company shall use its best efforts to cause the Merger to be treated as reorganization within the meaning of Section 368(a) of the Code (a "Reorganization").

         (b) To the extent permitted under applicable Tax Laws, the Merger shall be reported as a Reorganization in all federal, state, and local tax returns filed after the Effective Time.

         (c) The assumption by Merger Sub of the liabilities of Company pursuant to the Merger is for a bona fide business purpose and the principal purpose of such assumption is not the avoidance of federal income Tax of the transfer of assets of Company to Merger Sub pursuant to the Merger.

         (d) The liabilities of Company assumed by Merger Sub and the liabilities to which the transferred assets of Company are subject were incurred by Company in the ordinary course of business. No liabilities of any Person other than Company will be assumed by Merger Sub or Parent in the Merger, and none of the shares of Company to be surrendered in exchange for Parent stock in the Merger will be subject to any liabilities.

         (e) At the Effective Time, Company will not be an investment company within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code.

         (f) Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (g) At the Effective Time, no indebtedness between Parent and Company or between Merger Sub and Company will have been issued, acquired, or settled at a discount and none will be settled at a discount.

         (h) At the Effective Time, the fair market value of the assets of Company will exceed the sum of its liabilities (including any liabilities to which its assets are subject).

         (i) As contemplated by Section 9.5 of this Agreement, each of the parties will pay its own expenses, if any, incurred in connection with the Merger. None of Parent, Merger Sub, and Company will pay any expenses of the stockholders of Company incurred in connection with the Merger.

         (j) The fair market value of the cash and Parent Common Stock to be received by each holder of Company Capital Stock in the Merger will be approximately equal to the fair market value of the Company Capital Stock surrendered by such holders in exchange therefor.

         (k) As a result of the Merger, Company will transfer to Merger Sub at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets of Company held by it immediately prior to the Merger. For this purpose, amounts used to pay Dissenting Shares or to pay Reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Company immediately prior to the Merger will be considered as assets held by Company immediately prior to the Merger. The Company has not redeemed any of the Company stock, has not made any distribution with respect to any Company stock, and has not disposed of any of its assets in anticipation of or as part of a plan for the acquisition of Company by Merger Sub.

         SECTION 4.31 MISREPRESENTATIONS. No representation or warranty by Company nor any certificate, schedule, exhibit, statement, or other information furnished by or on behalf of Company pursuant to this Agreement or the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omit or will omit to state any material fact required to make the statements herein or therein not misleading. Company has, and will to and upon the Closing, disclosed to Parent in writing all Material Adverse Events. The representations and warranties contained in this Article IV, or elsewhere in this Agreement, shall not be effected or deemed waived by reason of the fact that Parent, Merger Sub and/or their respective representatives should have known that any such representation or warranty might be inaccurate in any respect, notwithstanding any investigation by or due diligence materials provided to or obtained by Parent or Merger Sub.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         Each of Parent and Merger Sub hereby represents and warrants to Company, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article V, that:

         SECTION 5.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) Parent and its subsidiaries, including Merger Sub (the "PARENT SUBSIDIARIES"), has been duly organized and is validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Parent and each Parent Subsidiary, including Merger Sub, is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (b) Schedule 5.1 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Parent Subsidiary, together with the jurisdiction of incorporation or organization of each Parent Subsidiary and the percentage of each Parent Subsidiary's outstanding capital stock or other equity interests owned by Parent or another Parent Subsidiary.

         SECTION 5.2 ARTICLES OF ASSOCIATION; ARTICLES OF INCORPORATION AND BYLAWS. The copies of (i) Parent's Memorandum of Association and New Articles of Association; and (ii) Merger Sub's Articles of Incorporation and Bylaws previously provided to Company by Parent are true, complete and correct copies thereof. Such Memorandum of Association, New Articles of Association, Articles of Incorporation and Bylaws are in full force and effect. Parent is not in violation of any of the provisions of its Memorandum of Association and New Articles of Association.

         SECTION 5.3 CAPITALIZATION. The Parent Capital Stock consists of 42,902,961 shares of Parent Common Stock and 19,228,885 shares of Parent Preferred Stock. As of the date hereof (i) 32,186,846 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable; (ii) 19,228,885 shares of Parent Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable;
(iii) no shares of Parent Common Stock are held in the treasury of Parent; (iv) except as set forth in Schedule 5.3 of the Parent Disclosure Schedule, no shares of Parent Common Stock are held by the Parent Subsidiaries; and (v) shares of Parent Common Stock are reserved for future issuance pursuant to outstanding options and warrants to purchase Parent Common Stock as set forth in Schedule
5.3 of the Parent Disclosure Schedule ("PARENT STOCK OPTIONS"). Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans and except as disclosed on Schedule 5.3 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other Encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other Person.

         SECTION 5.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Except as set forth in Schedule 5.4 of the Parent Disclosure Schedule, (i) each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and, subject to the approval of its shareholders, to perform its obligations hereunder to consummate the transactions contemplated hereby; (ii) the execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings, other than such shareholder approval, on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions; and (iii) this Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms.

         SECTION 5.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary; (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.5(b) have been obtained and all filings and notifications described in Section 5.5(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected; or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

         (b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent or Merger Sub with or notification by Parent or Merger Sub to, any Governmental Entity, except pursuant to applicable requirements of the Securities Act, the London Stock Exchange, the pre- merger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by the MBCA.

         SECTION 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Schedule 5.6 of the Parent Disclosure Schedule, since December 31, 1998, Parent has conducted its business only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect; (ii) any event that could reasonably be expected to prevent or materially delay the performance of Parent's obligations pursuant to this Agreement and the consummation of the Merger by Parent; (iii) any material change by Parent in its accounting methods, principles or practices; (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Parent Capital Stock or any redemption, purchase or other acquisition of any of Parent's securities; (v) except in the ordinary course of business consistent with past practice, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Parent; (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto;
(vii) any amendment to the Parent's Articles of Incorporation or Bylaws; (viii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Parent Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims; (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice; (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Parent; or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practices.

         SECTION 5.7 FILINGS; FINANCIAL STATEMENTS.

         (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it (A) with the London Stock Exchange and/or the Amsterdam Stock Exchange since January 1, 1999 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "PARENT REPORTS") and (B) with any other Governmental Entities. Each Parent Report (i) was prepared in accordance with the requirements of the London Stock Exchange and/or the Amsterdam Stock Exchange; and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law.

         (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with standards required by the Companies Act of 1985 and the Companies Act of 1989 applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

         (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as of December 31, 1998 as reported in the Parent Reports, none of Parent or any Parent Subsidiary have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with United Kingdom generally accepted accounting principals, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998.

         (d) The financial statements within the Parent Reports present fairly, in all material respects, the consolidated financial position of Parent as of the respective dates thereof and the consolidated results of operations and cash flows for Company for the periods covered thereby (subject, in the case of unaudited statements, to normal and immaterial year-end adjustments). Parent Financial Statements have been prepared in accordance with United Kingdom generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes thereto). Except for liabilities or obligations which are accrued or reserved in Parent Financial Statements (or reflected in the notes thereto) or which were incurred after December 31, 1998 in the ordinary course of business, Parent has no liabilities or obligations (accrued or contingent).

         SECTION 5.8 LITIGATION. There is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated herein, and, to the Knowledge of Parent, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Parent is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Parent and Parent Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated herein.

         SECTION 5.9 NO PRIOR ACTIVITIES. Except for liabilities incurred in connection with its incorporation or organization, and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has not incurred any liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity. Merger Sub is a wholly owned subsidiary of Parent.

         SECTION 5.10 COMPLIANCE WITH LAWS. Parent is not in conflict with, or in material default or material violation of (i) any Law applicable to Parent or by which any property or asset of Parent is bound or affected; or (ii) any Parent operating authorities, licenses and contracts, except for such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Schedule
5.10 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the Knowledge of Parent, threatened against Parent. Since January 1, 1996, the Parent has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

         SECTION 5.11          TAX FREE REORGANIZATION.

         (a) Parent and Merger Sub shall each use its best efforts to cause the Merger to be treated as reorganization within the meaning of Section 368(a) of the Code (a "Reorganization").

         (b) To the extent permitted under applicable Tax Laws, the Merger shall be reported as a Reorganization in all federal, state and local Tax Returns filed after the Effective Time.

         (c) Following the Merger and for a period of time sufficient to qualify the Merger as a Reorganization, Parent will cause Surviving Corporation to continue the historic business of Company or use a significant portion of Company's historic assets in a business.

         (d) Prior to the Merger, Parent will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

         (e) Following the Merger and for a period sufficient to qualify the Merger as a Reorganization, Parent will retain control of Surviving Corporation, within the meaning of Section 368(c) of the Code.

         (f) Following the Merger and for a period sufficient to qualify the Merger as a Reorganization, Parent will not reacquire any of its stock issued in the Merger, whether directly or through a partnership, successor, or a person related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3).

         (g) Following the Merger and for a period sufficient to qualify the Merger as a Reorganization, Parent will not liquidate Surviving Corporation, merge Surviving Corporation with or into another corporation, sell or dispose of the stock of Surviving Corporation (except for transfers described in Section 368(a)(2)(C) of the Code), or cause Surviving Corporation to sell or dispose of any of its assets, except for disposition in the ordinary course of business.

         (h) The assumption by Merger Sub of the liabilities of Company pursuant to the Merger is for a bona fide business purpose and the principal purpose of such assumption is not the avoidance of federal income Tax of the transfer of assets of Company to Merger Sub pursuant to the Merger.

         (i) To the Knowledge of Parent and Merger Sub, based solely on the representations of Company (i) the liabilities of Company assumed by Merger Sub and the liabilities to which the transferred assets of Company are subject were incurred by Company in the ordinary course of business; (ii) no liabilities of any person other than Company will be assumed by Merger Sub or Parent in the Merger; and (iii) none of the shares of Company to be surrendered in exchange for Parent stock in the Merger will be subject to any liabilities.

         (j) At the Effective Time, neither Parent nor Merger Sub will be an investment company within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code.

         (k) At the Effective Time, no indebtedness between Parent and Company or between Merger Sub and Company will have been issued, acquired, or settled at a discount and none will be settled at a discount.

         (l) To the Knowledge of Parent and Merger Sub, based solely on the representations of the Company, at the Effective Time, the fair market value of the assets of Company will exceed the sum of its liabilities (including any liabilities to which its assets are subject).

         (m) As contemplated by Section 9.5 of this Agreement, each of the parties will pay its own expenses, if any, incurred in connection with the Merger. None of Parent, Merger Sub, and Company will pay any expenses of the stockholders of Company incurred in connection with the Merger.

         (n) No stock of Merger Sub will be issued in the Merger.

         (o) The payment of cash in lieu of fractional shares of stock of Company was not separately bargained for consideration and is being made for the purpose of saving Parent the expense and inconvenience of issuing fractional shares.

         (p) As a result of the Merger, Company will, based solely on the representations of Company, transfer to Merger Sub at least ninety percent (90%) of the fair market value of the net assets and least seventy percent (70%) of the fair market value of the gross assets of Company held by it immediately prior to the Merger. For this purpose, amounts used to pay Dissenting Shares or to pay Reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Company immediately prior to the Merger will be considered as assets held by Company immediately prior to the Merger. To the Knowledge of Parent, based solely on the representations of Company, Parent is not aware of Company having redeemed any of the Company stock, having made any distribution with respect to any Company stock, or having disposed of any of its assets in anticipation of or as part of a plan for the acquisition of Company by Merger Sub.

         SECTION 5.12 MERGER SUBSIDIARY. Merger Sub (i) was organized for the purpose of effectuating the Merger and at no time has engaged in the conduct of any business, and (ii) is a wholly-owned first tier subsidiary of Parent.

         SECTION 5.13 FINANCING. Parent reasonably believes it will receive commitments to provide through equity or debt financing cash sufficient to fund the transactions contemplated by this Agreement, including the Merger, and to satisfy all other costs and expenses arising in connection therewith.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1 CONDUCT OF BUSINESS BY COMPANY PENDING THE CLOSING. Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, (x) the business of Company shall be conducted only in, and Company shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Company and to preserve the current relationships of Company with such of the corporate partners, customers, suppliers and other persons with which Company has significant business relations in order to preserve substantially intact its business organization. Without limitation, Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

         (a) amend or otherwise change its Restated Articles of Incorporation or Bylaws or equivalent organizational documents;

         (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of (i) any shares of Company Capital Stock of any class, or securities convertible into or exchangeable or exercisable for any shares of Company Capital Stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company, other than the issuance of shares of Company Common Stock or Company Series E Stock pursuant to the exercise of stock options or warrants therefor outstanding as of the date of this Agreement; or (ii) any material property or assets of Company except (A) transactions pursuant to existing Contracts and (B) dispositions, leases or licenses of inventory in the ordinary course of business consistent with past practice;

         (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof, other than the purchase of assets in the ordinary course of business consistent with past practice; (ii) incur any indebtedness for borrowed money (other than indebtedness with respect to working capital in amounts consistent with past practice) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company; (iii) terminate, cancel or request any material change in, or agree to any material change in, any of Company's Material Contracts, in each case other than in the ordinary course of business consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 2000 and disclosed in writing to Parent and that are not, in the aggregate, in excess of $100,000; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.1(c);

         (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

         (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

         (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

         (g) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities;

         (h) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Merger with, any director, officer, consultant or other employee of Company who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Company and any of Company's directors, officers, consultants or employees;

         (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (A) in the ordinary course of business and consistent with past practice or (B) claims, liabilities or obligations reflected or reserved against on the November 1999 Balance Sheet, and only to the extent of such reserves;

         (j) except as required by any Governmental Entity, make any material change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

         (k) make any material Tax election or settle or compromise any material Tax liability;

         (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or prevent Company from performing or cause Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied; or

         (m) together with its directors, officers, agents, employees, stockholders and other holders of equity interests in the Company, shall not trade in, or otherwise obtain or dispose of, Parent Common Stock; PROVIDED, FURTHER, that Company shall (i) advise such Persons in writing of the foregoing obligation as disclosure of this transaction becomes necessary and authorized under this Agreement, and (ii) specifically state that such trading is prohibited under Dutch and English Laws and regulations.

         SECTION 6.2 NOTICES OF CERTAIN EVENTS. Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting Parent, the Parent Subsidiaries or Company, respectively, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract of the Parent or Company; and (v) any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, or to delay or impede the ability of either Parent or Company, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

         SECTION 6.3 ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company or any of the Parent Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Company shall (i) provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, investment bankers, agents and other representatives (collectively, "REPRESENTATIVES") access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof; and (ii) furnish promptly such information concerning its business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation by Parent or its Representative, or information or documents received in connection with any such investigation, conducted pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty made in this Agreement.

         (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement.

         SECTION 6.4 NO SOLICITATION OF TRANSACTIONS. Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing non-public information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Company Competing Transaction, or agree to or endorse any Company Competing Transaction, or authorize or permit any of Company's Representatives to take any such action; PROVIDED, HOWEVER, that nothing contained in this Section 6.4 shall prohibit the Board of Directors of Company (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act, or any successor rule, with regard to a tender or exchange offer not made in violation of this Section 6.4; or (ii) prior to receipt of the approval by the stockholders of Company of this Agreement and the Merger from providing information (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreement) in connection with, and negotiating, another unsolicited, bona fide written proposal regarding a Company Competing Transaction that (x) Company's Board of Directors shall have concluded in good faith, after considering applicable state Law, on the basis of a written opinion of Fredrikson & Byron, P.A. or other independent outside counsel of nationally recognized reputation (a copy of which shall promptly be supplied to Parent), that failure to take such action would be a violation of Company's Board of Directors' fiduciary duties to Company's stockholders under applicable Law, (y) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to which Company's Board of Directors shall have determined in the proper exercise of its fiduciary duties to Company's stockholders that the acquiring party is capable of consummating such Company Competing Transaction on the terms proposed, and (z) Company's Board of Directors shall have determined (based upon the written opinion of Company's independent financial advisors of nationally recognized reputation, a copy of which shall be promptly provided to Parent) taking into account all terms and conditions of the Company Competing Transaction (including any break-up fees, expenses and conditions to consummation) in the proper exercise of its fiduciary duties to Company's stockholders that such Company Competing Transaction provides greater value to the stockholders of Company than the Merger (and Company's independent financial advisors of nationally recognized reputation opine in writing that such Company Competing Transaction is superior from a financial point of view) (any such Company Competing Transaction being referred to herein as a "COMPANY SUPERIOR PROPOSAL"). Company shall notify Parent in writing promptly (but in no event more than twenty-four (24) hours after receipt of the Company Competing Transaction), if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding a Company Competing Transaction is made, such notice to include the identity of the Person making such proposal, offer, inquiry or contact, and a copy of the Company Competing Transaction. Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Company Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

         Any and all non-public information relating to Company that is provided to the Person (or its Representatives) making the Company Competing Transaction proposal shall also be provided to Parent. Company shall also promptly and regularly inform Parent of the status and details, and provide any amendments, revisions or replacements, with respect to the Company Competing Transaction proposal. In the event that the Company Board of Directors determines that the Company Competing Transaction is a Company Superior Proposal, Company shall notify Parent of its determination in writing (and prior to any communication of such fact to the Person making the Acquisition Proposal), and Company shall be obligated to negotiate with Parent for a period not to exceed forty-eight (48) hours during which Parent shall have the opportunity to agree to amend this Agreement to meet the material terms and conditions of the Company Competing Transaction. In the event such material terms and conditions are met by Parent within such forty-eight (48) hour period (which terms and conditions shall not be DE MINIMUS drafting changes, but rather terms and conditions which Company, its financial advisors and legal counsel determine to be fundamental to their advice in determining that the Company Competing Transaction is a Company Superior Proposal), Company shall be obligated to discontinue and terminate discussions with the Person making the Company Competing Transaction proposal (and obtain the return of all information provided) and proceed under the terms and conditions of this Agreement, as amended by the foregoing negotiations.

         In the event Parent does not meet the material terms and conditions set forth in the Company Competing Transaction, Company shall have the right to terminate this Agreement and proceed with the consummation of the Company Superior Proposal. Such termination, and the rights of the parties hereto, shall be governed by Article X of this Agreement.

         SECTION 6.5 TAX-FREE TRANSACTION. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

         SECTION 6.6 CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

         SECTION 6.7 PURCHASES OF COMMON STOCK OF THE OTHER PARTY. During the period from the date hereof through the Effective Time, neither Parent nor any of Parent Subsidiaries or other Affiliates will purchase any shares of Company Common Stock, and neither the Company nor its Affiliates will purchase any shares of Parent Common Stock.

         SECTION 6.8 FURTHER ACTION; CONSENTS; FILINGS.

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger; (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (B) the HSR Act, if any, and (C) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the non-filing parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

         (b) Each of Company and Parent will give (or will cause their respective subsidiaries to give) any notices to third persons, and use, and cause their respective subsidiaries to use, their best efforts to obtain any consents from third persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.1 REGISTRATION STATEMENT.

         (a) As promptly as practicable after the execution of this Agreement
(i) Parent shall prepare and shall file with the SEC a document or documents that will constitute a registration statement on Form F-4 of Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of Parent Common Stock to be issued to Company's stockholders pursuant to the Merger; and (ii) Company and Parent shall jointly prepare the proxy statement with respect to the Merger relating to the special meeting of Company's stockholders to be held to consider approval of this Agreement and the Merger (the "COMPANY STOCKHOLDERS' MEETING") (together with any amendments thereto, the "PROXY STATEMENT"). Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. Parent shall notify Company of the receipt of any comments from the SEC on the Registration Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between Parent, Company or any of their representatives and advisors and the SEC. As promptly as practicable after the effective date of the Registration Statement, the Proxy Statement shall be mailed to the stockholders of Company.

         (b) The Proxy Statement shall include the approval of the Merger and the recommendation of the Board of Directors of Company to Company's stockholders that they vote in favor of approval of this Agreement and the Merger.

         (c) No amendment or supplement to the Proxy Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed.

Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         (d) None of the information supplied by Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, in the case of the Registration Statement, at the time filed with the SEC or other regulatory agency and, in addition, (i) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Company, at the time of Company Stockholders' Meeting and at the Effective Time; and (ii) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or its officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Company shall promptly inform Parent.

         (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, in the case of the Registration Statement, at the time filed with the SEC or other regulatory agency and, in addition, (i) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Parent and Company, at the time of Company Stockholders' Meeting, and at the Effective Time; and (ii) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Parent shall promptly inform Company.

         SECTION 7.2 STOCKHOLDERS' MEETING. Company shall call and hold Company Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger pursuant to the Proxy Statement. Except as otherwise contemplated by this Agreement, Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the MBCA or applicable other requirements to obtain such approval. Company shall take all other action necessary or, in the opinion of Parent, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and Company's Restated Articles of Incorporation and Bylaws to effect the Merger.

         SECTION 7.3 AFFILIATES. Company will use reasonable efforts to obtain an executed letter agreement substantially in the form of the applicable letter set forth in Annex A (the "AFFILIATE AGREEMENT") hereto from (i) each Person who is an officer, director or five percent (5%) or greater shareholder of the Company is identified in Schedule 7.3 of Company Disclosure Schedule within fifteen (15) days following the execution and delivery of this Agreement; and
(ii) from any Person who, to the Knowledge of Company, may be deemed to have become an Affiliate of Company after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Affiliate Agreement on the certificates evidencing any of the Parent Common Stock to be received by (i) any Affiliate of Company; or (ii) any Person Parent reasonably identifies (by written notice to Company) as being a Person who may be deemed an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Affiliate Agreement, regardless of whether such Person has executed Affiliate Agreement and regardless of whether such Person's name and address appear on
Schedule 7.3(a) of Company Disclosure Schedule.

         SECTION 7.4 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

         (a) The provisions with respect to indemnification that are set forth in the Articles of Incorporation and Bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or agents of Company.

         (b) From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of Company (the "INDEMNIFIED PARTIES"), against any costs or expenses, judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their service as such an officer or director existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Company would have been permitted under Minnesota Law and its organizational documents (each as in effect on the date hereof) to indemnify such Indemnified Parties; PROVIDED, HOWEVER, that the foregoing covenant shall be applicable only in the event that such Person has not acted, or omitted to act, in a manner inconsistent with the conduct required of such Person to obtain indemnification under Minnesota Law and the Company's (or its successors) organizational documents. Such actions that will preclude indemnification shall include, without limitation (i) a breach of the duty of loyalty owed to Company; (ii) acts or omissions taken or omitted with respect to Company not taken in good faith or which involve intentional misconduct or a knowing violation of loss; or
(iii) engaging in transactions with respect to Company from which such Person derived an improper personal benefit. In the event of any Costs described above, the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to the Indemnified Parties promptly after detailed statements, accompanied by adequate supporting documentation, are received; PROVIDED, HOWEVER, that (i) the Indemnified Party shall have the right to engage its own counsel at its sole cost and expense, which counsel shall participate by observation and suggestion only; and (ii) the Surviving Corporation shall be under no obligation to indemnify any Person hereunder unless such Person first executes an undertaking to reimburse all Costs and expenses incurred by the Surviving Corporation, the Surviving Corporation or their respective successors in connection with such indemnity if a final determination is made by a trier of fact with appropriate jurisdiction that the Indemnified Party was not entitled to indemnification hereunder.

         (c) If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Corporation or entity of such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.4.

         SECTION 7.5 [THIS SECTION INTENTIONALLY NOT USED]

         SECTION 7.6 PUBLIC ANNOUNCEMENTS. The initial press release concerning the execution of this Agreement and the Merger shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law, as determined by the written advice of the issuing party's legal counsel (which shall be conclusive), in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement. Company shall not disclose or publish the fact that it has entered into this Agreement without the consent of Parent, except for disclosure to its directors, officers, key employees, legal and accounting advisors (and the Company shareholders at the appropriate time and in accordance with applicable Law) for the purposes of approving and implementing this transaction.

         SECTION 7.7 BLUE SKY. Parent shall use all reasonable efforts to obtain prior to the Effective Time all necessary permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

         SECTION 7.8 EMPLOYEE MATTERS. Simultaneously with the Merger, the Surviving Corporation shall assume all employment agreements and termination benefit agreements and arrangements which are in effect at Company on the date hereof. Company and Parent agree to cooperate and take such reasonable actions as may be required to effect an orderly transition of benefits coverage under Company's 401(k) plan, including but not limited to, termination of such plan. As of the Effective Time, Parent shall cause the Surviving Corporation to honor and satisfy all obligations and liabilities with respect to Company Benefit Plans. Notwithstanding the foregoing, the Surviving Corporation shall not be required to continue any particular Company Benefit Plan after the Effective Time, and any Company Benefit Plan may be amended or terminated in accordance with its terms and applicable Law. To the extent that any Company Benefit Plan is terminated or amended after the Effective Time so as to reduce the benefits that are then being provided with respect to participants thereunder, Parent shall arrange for each individual who is then a participant in such terminated or amended plan to participate in a comparable Parent Benefit Plan in accordance with the eligibility criteria thereof, provided that (i) such participants shall receive full credit for years of service with Company prior to the Merger for purposes of eligibility and vesting, but excluding benefit accrual or the amount of benefits; (ii) such participants shall participate in the Parent Benefit Plans on terms no less favorable than those offered by Parent to similarly situated employees of Parent; and (iii) Parent shall cause any and all pre-existing conditions limitations (to the extent such limitations did not apply to a pre-existing condition under the Company Benefit Plans) and eligibility waiting periods under any group health plans to be waived with respect to such participants and their eligible dependents.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER. The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

         (a) The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn.

         (b) Parent shall have received all necessary permits and approvals under applicable Blue Sky Laws and other authorizations necessary to issue the Parent Common Stock pursuant to this Agreement and under the Company Stock Plans after the Merger.

         (c) Parent shall have taken all action necessary to be taken under English Law and the Dutch and London Stock Exchanges to approve the Merger and to provide to the Company's shareholders stock of Parent registered under the Securities Act, subject to those certain shareholder agreements referenced in
Section 8.3(i) hereof.

         (d) This Agreement and the Merger shall have been duly approved by the requisite vote of stockholders of Company in accordance with the MBCA and the Restated Articles of Incorporation of Company.

         (e) This Agreement and the Merger shall have been duly approved by the requisite vote of stockholders of Parent if so required by English Law, the London Stock Exchange or other applicable Law or regulation.

         (f) The shares of Parent Common Stock issuable to the Company's stockholders in the Merger and under the Company Stock Plans after the Merger in accordance with this Agreement shall have been admitted to trading on the Alternative Investment Market of the London Stock Exchange, upon official notice of issuance.

         (g) No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. Company and Parent shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time.

         (h) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated.

         (i) All consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, including as may be required by English Law and the rules of the London Stock Exchange, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect.

         (j) The Board of Directors of Company shall not have revoked, amended or modified, in any adverse respect, its approval of the Merger or its recommendation to Company's stockholders described in Section 7.1(b)(i).

         SECTION 8.2 CONDITIONS TO THE OBLIGATIONS OF COMPANY. The obligations of Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

         (a) Each of the representations and warranties of Parent contained in this Agreement shall be true, complete and correct in all material respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

         (b) Parent shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to that effect.

         SECTION 8.3 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

         (a) Each of the representations and warranties of Company contained in this Agreement shall be true, complete and correct in all material respects both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to such effect.

         (b) Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company setting forth the number of shares of Parent Common Stock that each stockholder of Company is to receive upon consummation of the Merger and the number of shares of Parent Common Stock issuable upon the exercise of options to purchase Company Common Stock.

         (c) Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to that effect.

         (d) Parent shall have raised sufficient funds in order to meet its $14 million cash obligation (U.S. Dollars), plus the amount of the aggregate capital paid in to the Company upon the exercise of Company Stock Options and Warrants from and after the date hereof until Closing, to Company shareholders at Closing.

         (e) There shall have been no Company Material Adverse Effect since the date of this Agreement.

         (f) No actions by any Governmental Entity or any other Person shall have been instituted for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated hereby and which would reasonably be expected to materially damage Merger Sub or Parent or materially adversely affect the value of the Company Common Stock or its assets, or the business or operations of the Company or Parent's ability to own and operate the assets, business or operations of the Company if the transactions contemplated hereby are consummated.

         (g) All consents, approvals and licenses of any Governmental Entity or any third party (including, without limitation, any consent listed on Schedule
4.5 of the Company Disclosure Schedule) required in connection with the execution, delivery and performance of this Agreement and for the Surviving Corporation to conduct the business of the Company in substantially the manner now conducted, shall have been obtained.

         (h) Dissenting Shares shall constitute not more than ten percent (10%) of the shares of the Company Common Stock outstanding immediately prior to the Effective Time.

         (i) Parent shall have received shareholder agreements from all holders of 5,000 or more shares of Company Common Stock, as set forth in Annex A hereto, as applicable to their individual status, not to sell, transfer or otherwise dispose of their Parent stock for a period of six (6) months after the Closing in the case of non-employees and twelve (12) months in the case of employees. Notwithstanding such shareholder agreements, Parent may in certain limited circumstances allow sales of its stock prior to the expiration of the aforesaid lockup periods, but there is no requirement that it do so. The holders of 5,000 or more shares of Company Common Stock shall also agree after the expiration of the lockup agreement not to dispose of their Parent stock other than through a broker specified by Parent or after full consultation with such broker.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

         (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and Company;

         (b) by the Company, if by the scheduled Closing Parent has been unable to raise the required funding described in Section 8.3(d) necessary to close the Agreement;

         (c) by either Parent or Company, if the Closing shall not have occurred on or before July 31, 2000; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

         (d) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and non-appealable;

         (e) by Parent, if (i) the Board of Directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders; (ii) the Board of Directors of Company shall have recommended to the stockholders of Company a Company Competing Transaction or shall have resolved to do so; and (iii) a Company Competing Transaction shall have been announced or otherwise publicly known and the Board of Directors of Company shall have (A) failed to recommend against acceptance of such by its stockholders, (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within fifteen (15) Business Days of the first announcement or other public Knowledge of such competing offer or (C) determined that such Company Competing Transaction was a Company Superior Proposal and to take any of the actions allowed by clause (ii) of Section 6.4(a); or (iv) the Board of Directors of Company resolves to take any of the actions described above;

         (f) by Parent or Company, if this Agreement and the Merger shall fail to receive the requisite votes for approval at the Company Stockholders' Meeting or at the Parent stockholder meeting, if it is determined that such a meeting if necessary or any adjournment or postponement thereof;

         (g) by Parent, ten (10) days after receipt by Company of a written notice from Parent of a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.3 would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that if such Terminating Company Breach is curable by Company through the exercise of its reasonable efforts within ten (10) days and for so long as Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.1(g); and PROVIDED, FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.1;

         (h) by Parent, if the Average Closing Price has decreased more than 20 percent (20%) from the Initial Quoted Price or is less than L2.50; and

         (i) by Company, ten (10) days after receipt by Parent of a written notice from Company of a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.2 would not be satisfied (a "TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within ten (10) days and for so long as Parent continues to exercise such reasonable efforts, Company may not terminate this Agreement under this Section 9.1(i); and PROVIDED, FURTHER that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.1.

         The right of any party hereto to terminate this Agreement pursuant to this Section 9.1 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 9.2 EFFECT OF TERMINATION. Except as provided in Section 9.5, in the event of termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; PROVIDED, HOWEVER, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

         SECTION 9.3 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after the approval of this Agreement by the stockholders of Company, no amendment may be made that changes the amount or type of consideration into which Company Common Stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.4 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto; (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto; and
(c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 9.5 TERMINATION FEE; EXPENSES.

         (a) Except as set forth in this Section 9.5, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and Company each shall pay one-half (1/2) of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement and any fees required to be paid under the HSR Act.

         (b) In the event that (i) Parent shall terminate this Agreement pursuant to Section 9.1(e); or (ii) Parent shall terminate this Agreement due to a Terminating Company Breach pursuant to Section 9.1(g), but only if such breach was intentional, then Company shall pay to Parent (the "COMPANY TERMINATION FEE") a sum equal to all of Parent's Expenses and an additional amount equal to $1,500,000. Notwithstanding the foregoing, no fee shall be paid pursuant to this
Section 9.5(b) if Parent shall be in material breach of its obligations hereunder. Any Company Termination Fee shall be paid in same day funds within five (5) Business Days of the date of termination.

         (c) In the event that Company shall terminate this Agreement pursuant to Section 9.1(b), Parent will within five (5) days after the Company's termination of this Agreement pay to the Company all of its documented Expenses incurred in connection with this Agreement and the Merger, including, but not limited to, all legal, accounting, printing, filing, and mailing fees, not to exceed $200,000.

         (d) Parent and Company agree that the agreements contained in Sections 9.5(b) and 9.5(c) above are an integral part of the transaction contemplated by this Agreement and constituted liquidated damages and not a penalty. If either Party fails to pay to the other Party any fee due under this Section 9.5, the defaulting Party shall pay the Expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment.


                                    ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.1, as the case may be. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         SECTION 10.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

(a)      if to Company:                     TELTECH RESOURCE NETWORK CORPORATION
                                            2850 Metro Drive
                                            Minneapolis, Minnesota 55425
                                            Attention:  Chief Executive Officer
                                            Telecopier: 612-851-7598

         with a copy to:                    Fredrikson & Byron, P.A.
                                            1100 International Centre
                                            900 Second Avenue South
                                            Attention: Thomas King
                                            Telecopier: 612-347-7077

(b)      if to Parent or Merger Sub:        SOPHEON PLC
                                            Stirling House
                                            Stirling Road, Surrey Research
                                            Park, Guildford
                                            Surrey, England
                                            Attention: Barry K. Mence, Chairman
                                            Telecopier: 011-44-1483-883050

         with a copy to:                    Briggs and Morgan, P.A.
                                            2400 IDS Center
                                            80 South Eighth Street
                                            Minneapolis, Minnesota 55402
                                            Attention: Michael J. Grimes, Esq.
                                            Telecopier: (612) 334-8650

         SECTION 10.3 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

         SECTION 10.4 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.4, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         SECTION 10.5 INCORPORATION OF EXHIBITS. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein. Parent and Company acknowledge that the Parent Disclosure Schedule and the Company Disclosure Schedule (i) are qualified in their entirety by reference to specific provisions of this Agreement; and
(ii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Parent or Company, as the case may be, except to the extent required or so described by this Agreement and by applicable Law.

         SECTION 10.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF MINNESOTA.

         SECTION 10.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

         SECTION 10.8 HEADINGS; INTERPRETATION. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 10.9 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 10.10 ENTIRE AGREEMENT. This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            SOPHEON PLC


                                            By:  /s/ Barry Mence
                                               ---------------------------------
                                                  Name: Barry Mence
                                                       -------------------------
                                                  Title:   Chairman
                                                        ------------------------



                                            TELTECH RESOURCE NETWORK
                                            CORPORATION


                                            By: /s/ Andrew L. Michuda
                                               ---------------------------------
                                                  Name: Andrew L. Michuda
                                                       -------------------------
                                                  Title: CEO and President
                                                        ------------------------


                                            SOPHEON CORPORATION


                                            By:  /s/ Barry Mence
                                               ---------------------------------
                                                  Name: Barry Mence
                                                       -------------------------
                                                  Title:   Chairman
                                                        ------------------------